Exhibit 99.2
Cavium Networks Contact:

Art Chadwick	Deborah Stapleton/Alexis Pascal
VP and Chief Financial Officer	Stapleton Communications Inc.
Tel: (650) 623-7033	Tel : (650) 470- 0200
Cavium Networks Announces Financial Results for Q2 2007
MOUNTAIN VIEW, Calif., July 18th, 2007 — Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage and security applications, today announced financial results for the second quarter of 2007 ended June 30, 2007.
Revenue in the second quarter of 2007 was $12.7 million, a 14% sequential increase from the $11.1 million reported for the first quarter of 2007 and an increase of 56% from the $8.1 million reported for the second quarter of last year.
Generally Accepted Accounting Principles (GAAP) Results
Net loss for the second quarter of 2007, on a GAAP basis, was $0.1 million, or $0.00 per share (diluted), compared with a net loss of $1.0 million, or $0.12 per diluted share in the first quarter of 2007, and a net loss of $3.1 million, or $0.39 per share (diluted) in the second quarter of last year. Gross margins for the second quarter of 2007 were 62.9% and 61.3% in the same quarter last year. Total cash and cash equivalents were $101 million at June 30, 2007. Total common shares outstanding were approximately 39.6 million shares at June 30, 2007.
Non-GAAP Results
Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Non-GAAP financial measures in the second quarter of 2007 exclude $0.4 million in stock-based compensation expense, $0.3 million in preferred stock warrant revaluation expense and $0.3 million in amortization of acquired intangible assets. The reconciliation between GAAP and non-GAAP financial results are provided in the financial statements portion of this release.
Net income for the second quarter of 2007, on a non-GAAP basis, was $1.0 million, or $0.03 per share (diluted), compared with a non-GAAP net loss of $2.5 million, or $0.31 per share (diluted) in the second quarter of last year. Gross margins, on a non-GAAP basis, were 65.2% in the second quarter of 2007, compared to 64.8% in the second quarter of 2006.

Company Highlights
“We are very pleased with our continued revenue growth this quarter, on both a sequential and year-over-year basis,” said Syed Ali, president and CEO of Cavium Networks. “The network is transitioning to an intelligent and secure application delivery medium for voice, video and data, which is driving robust demand for our products. We had record design win activity this quarter and won a number of important designs with key tier-1 customers during the quarter across all key markets segments that we serve”, he said.
Second Quarter Highlights:
•	April 9, 2007 — Cavium Networks achieved ISO 9001:2000 certification

•	May 2, 2007 — Cavium Networks completed its Initial Public Offering.

•	June 13, 2007 — Motorola announced that their Next Generation 10Gbps AdvancedTCA Packet Processing Blade will use up to two Cavium Networks high-end 16-core OCTEON processors. Motorola’s ATCA-9301 is designed to help network equipment providers consolidate infrastructure and lower costs, while accelerating the introduction of high bandwidth, intelligent packet processing applications.

•	June 18, 2007 — Cavium Networks and Intel Collaborate to provide optimized security and application oriented networking reference designs. The collaboration is aimed at providing network equipment OEMs with a highly scalable line of tuned reference designs using Intel architecture processors and Cavium NITROX and OCTEON processors.

•	June 25, 2007 — Cavium Networks was added to Russell 3000 and 2000 Indexes

•	June 26, 2007 — Cavium Networks introduced two new high performance product lines in the OCTEON™ Plus Network Services Processor (NSP) family. The new OCTEON CN56XX and CN54XX Processors deliver industry-leading Gigahertz per watt performance with integrated PCI Express, 1Gb and 10Gb Ethernet interfaces and advanced hardware acceleration

•	June 26, 2007 — Cavium Networks announced a broad new line of Storage Services Processors (SSPs). The OCTEON SSP delivers two to four times more compute cycles versus many alternatives and integrates advanced hardware acceleration for RAID, compression, de-duplication, security and iSCSI. The OCTEON SSP CN57XX and CN55XX are targeted for applications such as Fiber Channel and Ethernet Disk Arrays, RAID controllers, multi-protocol switches, single-chip iSCSI adaptors, virtualization equipment, Protection and NAS/SAN equipment.
Conference Call
Cavium Networks will broadcast its second quarter 2007 financial results conference call today, July 18th, 2007 at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time. In addition, you may access the call by dialing (210) 234-0002. A replay of the call will also be available for two weeks following the call by dialing (203) 369-1874.
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, and storage and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.
Note on Forward-Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to existing or new competition, the rate of new design wins, the rate at which existing design wins go into production, technological advances, pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated May 1, 2007. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2007	2006

Revenue	$12,666	$8,099
Cost of revenue (1)	4,698	3,135

Gross profit	7,968	4,964

Operating expenses:
Research and development (2)	4,721	4,939
Sales, general and administrative (3)	3,482	2,799

Total operating expenses	8,203	7,738

Loss from operations	(235)	(2,774)

Other income (expense), net:
Interest expense	(291)	(199)
Warrant revaluation expense	(349)	(152)
Interest income and other	817	36

Total other income (expense), net	177	(315)

Loss before income tax	(58)	(3,089)
Income tax expense	(34)	—

Net loss	$(92)	$(3,089)

Net loss per common share, basic and diluted	$(0.00)	$(0.39)
Shares used in computing basic and diluted net loss per common share	28,835	7,997

(1) Cost of revenue:
Amortization of acquired technology	$279	$279
Stock-based compensation	$16	$3
(2) Research and development expense
Stock-based compensation	$177	$122
(3) Sales, general and administrative
Stock-based compensation	$227	$85

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2007	2006

GAAP net loss	$(92)	$(3,089)
Non-GAAP Adjustments:
Stock-based compensation:
Cost of revenue	16	3
Research and development	177	122
Sales, general and administrative	227	85
Amortization of acquired technology:
Cost of revenue	279	279
Warrant revaluation expense	349	152

Total of non-GAAP adjustments	1,048	641

Non-GAAP net income (loss)	$956	$(2,448)

GAAP net loss per share (diluted)	$0.00	$(0.39)
Non-GAAP adjustments detailed above	0.03	0.08
Non-GAAP net income per share (diluted)	$0.03	$(0.31)

GAAP weighted average shares (diluted)	28,835	7,997
Diluted impact of options and warrants	3,777	—
Non-GAAP weighted average shares (diluted)	32,612	7,997

Reconciliation of Non-GAAP gross profit:	Three Months Ended June 30,
	2007	2006

Revenue	12,666	8,099

GAAP gross profit	7,968	4,964

GAAP Gross margin	62.9%	61.3%
Amortization of acquired technology:
Cost of revenue	279	279
Stock-based compensation:
Cost of revenue	16	3

Non-GAAP gross profit	8,263	5,246

Non-GAAP Gross margin	65.2%	64.8%

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$100,821	$10,154
Accounts receivable, net	8,632	7,248
Inventories	5,166	5,006
Prepaid expenses and other current assets	985	405

Total current assets	115,604	22,813
Property and equipment, net	5,685	5,040
Intangible assets, net	3,367	1,902
Other assets	156	207

Total assets	$124,812	$29,962

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,875	$2,904
Accrued expenses and other current liabilities	2,047	2,853
Deferred revenue	3,376	628
Capital lease and technology license obligations, current	2,844	2,564
Preferred stock warrant liability	—	701
Current portion of notes payable	—	1,474

Total current liabilities	12,142	11,124
Notes payable, net of current	—	2,526
Capital lease and technology license obligation, net of current	1,117	1,016
Other non-current liabilities	—	39

Total liabilities	13,259	14,705

Mandatorily redeemable convertible preferred stock	—	72,437

Stockholders’ equity (deficit)
Common stock	40	9
Additional paid-in capital	173,522	3,731
Accumulated deficit	(62,009)	(60,920)

Total stockholders’ equity (deficit)	111,553	(57,180)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$124,812	$29,962